From:        John  W.  Adair

To:          Mr.  Richard  G  Boyce
             Vice  President
             Partners  in  Exploration,  L.L.C
             1001  Hampshire  Lane

Date:        July  28,  1999

Subject: Agreement letter relating to exploration in blocks 20 & 42 and other areas of Mutual Interest in the Republic of Yemen.

Reference:   PARTNERS  IN  EXPLORATION,  L.L.C./ADAIR  INTERNATIONAL  OIL & GAS,
             INC.  Confidentially  Agreement  date  July  20,  1999.

                                    AGREEMENT

Whereas, PARTNERS IN EXPLORATION, L.L.C. hereafter referred to as PIE and party of the first part and ADAIR INTERNATIONAL OIL & GAS, INC. hereafter referred to as ADAIR and party of the second part desire to form an alliance whereby PIE and ADAIR will pursue an exploration program for Block 20 & Block 42 located in the Republic of Yemen.

Whereas, PIE and ADAIR both bring certain critical expertise to the alliance that is required for such an exploration venture to be successful. For the contribution of each party which is identified as Technical Expertise / Geophysical Data / Prospects / Yemen relationships from PIE and Financial / Data / Yemen relationships from ADAIR both parties agree the venture will be an equal (50/50) ownership for each party.

Whereas, it is agreed ADAIR will provide or cause to be provided the finances for the subject exploration venture and PIE will provide the technical data that is presently in its possession related to the exploration program.

Whereas, it is agreed the PIE/ADAIR consortium will operate the exploration program and will be known as OPERATORS of the subject exploration concession.

In addition, it is further agreed that upon the successful funding of the subject exploration program that PIE and ADAIR will mutually develop other exploration concessions in the Republic of Yemen within the consortium subject to both agreeing to proceed. If one party does not desire to proceed the other party will have the right to proceed independently of the other in pursuance of any such hypothetical exploration concessions.

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In  addition,  once  the  funding  for  the  subject  exploration concessions is committed a definitive agreement between the parties will be excuted subject to terms and conditions being agreeable to all parties.



Agreed  To:                               Agreed  To:

/S/ John  W.  Adair                       /S/ Richard  G.  Boyce
-----------------------------------      -------------------------------------
John  W.  Adair,  CEO,  Chairman          Richard  G.  Boyce,  Vice  President
Adair International Oil & Gas, Inc.       Partners  in  Exploration,  LLC

July  29,  1999                           July  29,  1999
-----------------------------------      -------------------------------------
Date                                      Date


/S/ Jalal  Alghani                        /S/ L.  Douglas  Robinson
-----------------------------------      -------------------------------------
Jalal  Alghani,  CFO                      L.  Douglas  Robinson  President
Adair International Oil & Gas, Inc.       Partners  in  Exploration,  LLC


July  29,  1999                           July  29,  1999
-----------------------------------      -------------------------------------
Date                                      Date

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